EXHIBIT 10.1

September 20, 2016

Noah Davis

President

Brown Technical Media Corp.

1517 San Jacinto Street

Houston, Texas 77002

Ladies and Gentlemen:

The purpose of this binding letter of intent is to set forth certain understandings and agreements between Panther Biotechnology, Inc., a Nevada corporation ("Panther"), and Brown Technical Media Corporation, a Texas corporation ("Brown") with respect to the potential acquisition by Panther of Brown (the "Transaction").

Item		Description

1.	Structure

Brown is a privately held corporation. Panther is a publicly traded corporation currently quoted on the OTC Markets and filing reports with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares of whose common stock were registered on a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act").

Panther will purchase 100% of the common stock of Brown via a Share Exchange Agreement (the “SEA”). Brown’s business and operations will be the surviving business and operations of Panther; and simultaneously Panther will conduct a private placement offering (the "PPO") of its Common Stock on the terms described below. The SEA shall be structured to be tax free to Brown shareholders.

The anticipated closing date for the SEA and at least the Minimum PPO (as defined below) (the "Closing Date") will be on or before December 31, 2016, subject to completion and delivery of audited and interim unaudited financial statements of Brown and pro forma financial statements, all compliant with applicable SEC regulations for inclusion under Item 2.01(f) and/or 5.01(a)(8) of SEC Form 8-K (the "Financial Statements").

The closing of the SEA will occur upon (a) the closing of at least the Minimum PPO, (b) the completion and delivery by Brown to Panther of the Financial Statements and (c) execution of definitive documentation of the SEA and the other transactions described in this Letter of Intent (collectively, the "Transaction" or "Transactions") satisfactory to the parties.

All references in this Letter of Intent to "$" or "dollars" are to United States dollars, unless otherwise specifically provided.

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Item		Description

2.	Merger and Split-Off

The definitive SEA among Panther and Brown (the “Definitive Agreement”) will contain customary representations and warranties for a transaction of this type, as mutually agreed between the parties, including the following representations, warranties and covenants to be made by Panther on the date of the Definitive Agreement and on the Closing Date:

(a) Panther is a US corporation in good standing whose shares are presently eligible for quotation on the OTC Markets (or another over-the-counter market to be agreed on) and not subject to any notice of suspension or delisting;

(b) Panther has complied with all applicable federal and state securities laws and regulations, including being current in all of its reporting obligations under federal securities laws and regulations; and all prior issuances of securities have been either registered under the Securities Act, or exempt from registration and there are no outstanding SEC comments; and Panther is not in violation or breach of, conflict with, in default under (with or without the passage of time or the giving of notice or both) any provisions of (a) Panther incorporation documents or (b) any mortgage, indenture, lease, license or any other agreement or instrument;

(c) no order suspending the effectiveness of any registration statement of Panther under the Securities Act or the Exchange Act has been issued by the SEC and, to Panther's knowledge, no proceedings for that purpose have been initiated or threatened by the SEC;

(d) Panther is not and has not, and the past and present officers, directors and affiliates of Panther are not and have not, been the subject of, nor does any officer or director of Panther have any reason to believe that Panther or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

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Item		Description

(e) Panther is not and has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor is it or has it been a party to any material litigation or, within the past four years, the subject of any threat of material litigation; litigation shall be deemed "material" if the amount at issue exceeds the lesser of $10,000 per matter or $25,000 in the aggregate;

(f) Panther has not, and the past and present officers, directors and affiliates of Panther have not, been the subject of, nor does any officer or director of Panther have any reason to believe that Panther or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency, no persons described in Rule 506(d) are subject to any Rule 506(d) disqualifications and no disclosures are required to be made regarding such persons under Rule 506(e);

(g) Panther does not, on the Closing Date, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, except as set forth in the Definitive Agreement (which shall not exceed $25,000 in the aggregate, exclusive of professional fees and expenses related to the Transactions and Brokers' Fees (as defined below), which are payable as set forth below); and

(h) the issued and outstanding share capital of Panther, immediately prior to the Closing Date, has been duly authorized and is validly issued, is fully paid, non-assessable, and has been issued in accordance with all applicable laws, including, but not limited to, the Securities Act and state Blue Sky laws.

The Definitive Agreement will contain customary indemnification provisions to secure breaches of representations and warranties reasonably satisfactory to the parties and such other terms and provisions as shall be mutually agreed upon between Brown and Panther consistent with the provisions in this Letter of Intent.

Closing of the SEA and of at least the Minimum PPO will each be a condition precedent to the other and will occur simultaneously.

The Definitive Agreement will replace and supersede the terms of this Letter of Intent.

3.	Private Placement Offering	Panther will conduct a private placement offering pursuant to Regulation D (506b) under the Securities Act and any and all applicable state securities laws (the "PPO") for a minimum of $250,000 (the "Minimum PPO").

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Item		Description

4.	Consideration; Capitalization

Upon the closing of the Definitive Agreement and the Minimum PPO, Panther shall have an authorized capitalization of 100,000,000 shares of Common Stock. Each share of Common Stock will be entitled to one vote per share.

In consideration for the SEA, the shareholders of Brown will receive, in exchange for all of the outstanding shares of capital stock of Brown, on a fully-diluted basis, an aggregate of 12,000,000 restricted shares of Panther Common Stock.

Upon reaching any of the milestones below in any fiscal year (provided that multiple targets may be met in each year with additional shares being issued for such multiple target, but additional shares will only be issued for each target one time (i.e., only a maximum of an additional 48,000,000 shares will be issued)), prior to 10 full fiscal years from closing, as follows, the following additional shares of Panther will be issued:

Annualized Annual Revenue Target                      Additional Shares

$9,000,000                                                                    12,000,000

$16,000,000                                                                  12,000,000

$25,000,000                                                                  12,000,000

$36,000,000                                                                  12,000,000

On the Closing Date, the Board of Directors of Panther shall have adopted a 4,500,000-share Equity Incentive Plan (the "EIP") for the future issuance, at the discretion of the Board, of incentive awards to officers, key employees, consultants and directors.

The actual and fully diluted capitalizations of Panther upon Closing of the SEA will be mutually agreed upon between the parties.

5.	Financial Statements of Brown; Signing Date	On or prior to the Closing Date, Brown shall provide the Financial Statements. It is contemplated that the definitive agreements (e.g., the Definitive Agreement, PPO agreements) will be signed on or before the last day of the Exclusivity Period (as hereinafter defined).

6.	Board of Directors; Officers ; Employment Agreements	On the Closing Date, the Board of Directors of Panther shall be of the size and have the members that Brown and Panther shall mutually agree.

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Item		Description

On the Closing Date, those mutually agreed upon officers and directors of Panther shall resign and, simultaneously therewith, (a) the new Board of Directors shall be appointed as described above; and (b) such officers shall be appointed as shall be determined by Brown, to include Evan Levine as Chief Executive Officer and Executive Chairman, Noah Davis as President and Chief Operating Officer and Steven Plumb as Chief Financial Officer (collectively referred to herein as the “Officers”). The Officers, shall, upon the Closing, each have an employment agreement with Panther (with a minimum term of four (4) years) mutually satisfactory to Brown, Panther and the employee.

7.	Restriction on Sale; No Shorting

All securities issued pursuant to the SEA will be "restricted securities" as defined in Rule 144 and shall be subject to all applicable resale restrictions specified by federal and state securities laws.

8.	Conditions to Closing; Name Change

The Definitive Agreement shall include certain customary and other closing conditions including the following:

(a) consummation of all required definitive instruments and agreements, including, but not limited to, the Definitive Agreement, PPO offering documents, the EIP and employment agreements as specified in Section 7, in forms acceptable to Panther and Brown;

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Item		Description

(b) obtaining by Panther and Brown of all necessary board and stockholder approvals, including but not limited to Panther Board adopted EIP, to be approved by stockholders within 12 months thereafter;

(c) satisfactory completion by Panther and Brown of all necessary business, technical and legal due diligence;

(d) the completion of the offer and sale of the Minimum PPO;

(e) no material adverse change with respect to Brown or Panther;

(f) no material pending or threatened litigation against Panther or Brown;

(g) obtaining any required consents of other parties to existing agreements with Brown and Panther; and

(h) receipt by Panther of the Financial Statements.

In connection with the Transactions, Panther will change its name to such name as is specified by Brown.

9.	Pre-Closing Covenants	Panther and Brown shall each cooperate with the other and use their reasonable best efforts to complete their due diligence and to execute and deliver the Definitive Agreement and all other documents necessary or desirable to effect the Transactions as soon as possible and to thereafter satisfy each of the conditions to closing specified thereunder. Panther shall, prior to closing, or the termination of this Letter of Intent, operate only in the ordinary course, unless pre-approved in writing by Brown.

10.	Costs and Expenses	Brown and Panther will each incur legal and other costs and expenses in connection with the negotiation of the Transactions and certain due diligence activities relating thereto.

11.	Exclusivity; Due Diligence

From and after the date of the execution of this Letter of Intent through and including December 31, 2016 (the "Exclusivity Period"), Brown and Panther on behalf of themselves and their affiliates, hereby covenant and agree that they will not enter into any public offering, merger, combination, divestiture, share exchange, stock sale, financing, joint venture, sale and/or acquisition agreement in whatever form, except for agreements in the ordinary course of business, or enter into any other transaction that would preclude the consummation of the PPO and the SEA consistent with the terms set forth in this Letter of Intent (each an “Alternative Proposal”).

As it would be very difficult to measure the damages which would result to either party from a breach by the other party or its principals of their representations, undertakings, warranties and covenants contained in this Letter of Intent, each party shall have the right to have such representations, undertakings, warranties and covenants specifically enforced by a court of competent jurisdiction. The parties, hereby recognize and acknowledge that irreparable injury, harm and damage shall result to the business of the other party in the event of a breach or threatened breach by such party of the terms and conditions of this Letter of Intent. Therefore, each party agrees that the other party shall be entitled to an injunction restraining such party and/or its officers, directors, employees, agents, representations and advisors, from engaging in any activity, including entering into discussions or negotiations relating to an Alternative Proposal or the provision of non-public information relating to the party to any third party, constituting such breach or threatened breach. Neither party shall be required to post any bond in connection with any such action. Nothing contained herein shall be construed as prohibiting either party from pursuing any other remedies available to it at law or in equity for such breach or threatened breach, including, but not limited to, recovery of damages.

During the Exclusivity Period, each party will provide each other and their respective representatives, officers, directors, employees, advisors or agents (“Representatives”) with reasonable access to their respective facilities, personnel, books, records and documents to allow one another to conduct reasonable and customary due diligence for the purpose of evaluating the Transactions, and each shall use its commercially reasonable efforts to provide all documents and information to be requested by the other.

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Item		Description

12.	Governing Law	This Letter of Intent shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts or choice of laws thereof.

13.	Termination and Effects of Termination	The obligations of the parties to each other under this Letter of Intent shall terminate upon the first to occur of (i) mutual agreement of the parties to terminate this Letter of Intent, (ii) the expiration of the Exclusivity Period, or (iii) the execution and delivery of a Definitive Agreement among Brown and Panther, provided that the provisions and obligations of the parties created by Sections 10, 12 and 14 hereof and the last sentence of this Section 13 shall survive the termination of this Letter of Intent.

14.	Confidentiality	Each of the parties to this Letter of Intent agrees to maintain the confidentiality of the terms of this Letter of Intent and the Transactions, and not to use any information it may learn about the other party for any purpose other than to consummate the Transactions, provided that Panther may file this agreement as required under the Securities Act. Further, no disclosure of any information concerning this Letter of Intent, the Transactions or any confidential information delivered by either party to the other pursuant to this Letter of Intent or the Transactions shall be disclosed to any other person unless such disclosure is reasonably necessary in connection with the purposes of this Letter of Intent and until such other person shall have first executed and delivered a written confidentiality agreement (or is otherwise legally bound by reasonably comparable confidentiality obligations existing under contract or pursuant to the terms of his or her work with any party to this Agreement) by which such person agrees to hold in confidence such confidential information. The obligations of the parties (and of such other persons to whom confidential information is delivered) pursuant to this paragraph shall continue indefinitely, except as otherwise required by applicable law, governmental regulation, stock exchange rule or court order.

15.	Authority

Each party shall have the necessary power and authority to execute and deliver the Definitive Agreement and to consummate the Transactions contemplated hereby.

Any individual executing this Letter of Intent on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Letter of Intent on behalf of such entity.

16.	Severability	Every provision of this Letter of Intent is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. In the event a court of competent jurisdiction determines that any provision of this Letter of Intent is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Letter of Intent shall not be affected thereby, and shall remain in full force and effect.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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Please indicate your acceptance of the terms outlined in this letter agreement regarding the Transaction as set forth herein.

PANTHER BIOTECHNOLOGY, INC.

By:	/s/ Evan Levine
Name:	Evan Levine
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED:

This 20 th day of September, 2016

BROWN TECHNICAL MEDIA CORP.

By:	/s/ Noah Davis
Name:	Noah Davis
Title:	President

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